Exhibit 99.1

For further information:

Media Contact:

Amy Yuhn

Director of Communications

312-564-1378

ayuhn@theprivatebank.com

Investor Relations Contact:

Katie Manzel

Investor Relations Officer

312-564-6818

kmanzel@theprivatebank.com

For Immediate Release

PrivateBancorp Reports Fourth Quarter and Full Year 2009 Results

Operating profit increased and capital position strengthened; credit quality continues to impact performance

CHICAGO, January 25, 2010 – PrivateBancorp, Inc. (NASDAQ: PVTB) today reported a net loss of $18.6 million, or $0.30 per diluted share, for the fourth quarter ended December 31, 2009, compared with a net loss of $62.8 million, or $1.98 per diluted share, for the fourth quarter 2008. For the 12 months ended December 31, 2009, the net loss was $42.5 million, or $0.95 per diluted share, compared to a net loss of $93.5 million, or $3.16 per diluted share, for the prior year period.

“While the economic environment in 2009 remained difficult, our business fundamentals are strong and the significant investments we’ve made in people and infrastructure are driving ongoing momentum in our operating profit,” said Larry D. Richman, President and Chief Executive Officer, PrivateBancorp, Inc. “Throughout the year we have strengthened our risk management process. The credit environment in the second half of the year caused us to put even greater focus on asset quality management, and in the fourth quarter we redeployed a number of our bankers to leverage their specific industry expertise as we tackle the challenges in our credit portfolio.

“While we are not out of the woods as it relates to stress on our credit portfolio, our combination of strong core performance, attention to rigorous risk management and balance sheet strength position us well as we move into 2010,” Richman continued. “Over the long-term, the continued growth in client relationships will lead to higher net revenue and deposits and improvement in our net interest margin. This, along with the increased efficiency of our operations, will facilitate earnings growth.”

1

4th Quarter Results:

•

Growth in non-performing assets slowed to 10 percent quarter-over-quarter and non-performing assets were $436.9 million, compared to $396.6 million in the third quarter. Provision for loan losses was $69.5 million and net charge-offs were $40.6 million, resulting in an increased allowance for loan losses of $221.7 million or 2.44 percent of total loans.

•

Net revenue grew 13.5 percent over third quarter to $114.8 million and net interest margin increased to 3.48 percent, up 39 basis points over third quarter. Operating profit increased 4.4 percent to $46.3 million, up from $44.3 million in third quarter.

•

Client deposits grew 4 percent from the third quarter, including an 18 percent increase in demand deposits, while loans remained flat due to decreased borrowings by existing clients and ongoing selectivity in new business development.

•	Capital position was strengthened and total risk-based capital ratio was 14.70 percent, Tier 1 capital ratio was 12.33 percent and tangible common equity ratio was 7.41 percent.

Credit Quality

Credit quality continued to be impacted in the fourth quarter by ongoing weakness in the overall economy and was largely influenced by poor commercial real estate sector performance. However, growth in fourth quarter non-performing assets was consistent with management’s expectations. Although credit trends in the commercial real estate sector will continue to be uneven, the Company currently anticipates a first-quarter growth rate in non-performing assets to be generally in line with the fourth quarter.

The fourth quarter 2009 provision for loan losses was $69.5 million, compared to $119.3 million in the fourth quarter 2008 and $90.0 million in the third quarter 2009.

The allowance for loan losses as a percentage of total loans was 2.44 percent at December 31, 2009, compared with 1.40 percent at December 31, 2008, and 2.14 percent at September 30, 2009. Allowance for loan losses as a percentage of non-performing loans was 56 percent in the fourth quarter 2009, compared to 85 percent in the fourth quarter 2008 and 54 percent in the third quarter 2009. Charge-offs were $41.5 million for the quarter ended December 31, 2009, offset by recoveries of $874,000, and $40.1 million for the quarter ended September 30, 2009, offset by recoveries of $2.8 million. Charge-offs for the quarter ended December 31, 2008, were $109.5 million, offset by recoveries of $658,000. Approximately $13.0 million of fourth-quarter 2009 net charge-offs were commercial real estate loans and $14.2 million were construction loans.

2

The Company had $436.9 million in total non-performing assets at December 31, 2009, compared to $155.7 million at December 31, 2008, and $396.6 million at September 30, 2009, largely due to the ongoing deterioration in the Company’s commercial real estate portfolio. Approximately 72 percent of non-accrual loans at December 31, 2009, were commercial real estate or construction loans. Non-performing assets to total assets were 3.62 percent at December 31, 2009, compared to 1.55 percent at December 31, 2008, and 3.28 percent at September 30, 2009.

Credit quality results exclude $502.0 million in covered assets as of December 31, 2009, referring to certain assets acquired as a result of the Founders Bank transaction that are subject to a loss-sharing agreement with the FDIC.

Balance Sheet

Total assets increased to $12.1 billion at December 31, 2009, from $10.0 billion at December 31, 2008, and remained flat as compared to September 30, 2009. Total loans increased to $9.1 billion at December 31, 2009, from $8.0 billion at December 31, 2008, and $9.0 billion at September 30, 2009. Consistent with overall economic conditions, the Company experienced a decrease in borrowings from existing clients and continued to engage in selective loan growth. Commercial loans were 51 percent of the Company’s total loans at the end of the fourth quarter 2009, compared with 50 percent of total loans at December 31, 2008, and 51 percent of total loans at September 30, 2009. Commercial real estate loans were 31 percent of total loans at the end of the fourth quarter 2009, compared to 30 percent of total loans at the end of the fourth quarter 2008 and up from 29 percent at the end of the third quarter 2009. The small increase in commercial real estate loans as a percentage of total loans in the fourth quarter 2009 is the result of construction loans converting to commercial real estate mortgages.

Total deposits were $9.9 billion at December 31, 2009, compared to $8.0 billion at December 31, 2008, and $9.6 billion at September 30, 2009. Client deposits increased to $9.3 billion at December 31, 2009, from $6.0 billion at December 31, 2008, and $8.9 billion at September 30, 2009. Client deposits at December 31, 2009, include $1.8 billion in non-interest bearing deposits. Brokered deposits (excluding $979.7 million in client CDARS® deposits) were 6 percent of total deposits in the fourth quarter 2009, a decrease from 25 percent of total deposits as of December 31, 2008, and 7 percent in the third quarter 2009. The significant decrease in brokered deposits year-over-year reflects the Company’s strategy to focus on growing client deposits.

Funds borrowed, which include federal funds purchased, FHLB advances, trust preferred securities, borrowings under the Company’s credit facilities, and convertible senior notes, was $748.0 million at December 31, 2009, down from $1.3 billion at December 31, 2008, and September 30, 2009, reflecting an improvement in funding mix.

3

The Company’s investment securities portfolio was $1.6 billion at December 31, 2009, compared to $1.5 billion at December 31, 2008, and $1.7 billion at September 30, 2009. Net unrealized gains were $44.8 million, compared to $44.2 million at the end of the fourth quarter 2008, and $61.5 million at the end of the third quarter 2009. The decrease in net unrealized gains during the fourth quarter was largely driven by the interest rate environment. The Company’s securities portfolio is primarily composed of U.S. government agency backed mortgage pools, agency collateralized mortgage obligations, and investment grade municipal bonds.

Operating Performance

Operating profit (the sum of net interest income on a tax equivalent basis and non-interest income less non-interest expense) was $46.3 million in the fourth quarter 2009, up from $16.8 million in the fourth quarter 2008, and $44.3 million in the third quarter 2009. Net revenue grew to $114.8 million in the fourth quarter 2009, from $71.7 million in the fourth quarter 2008, and $101.2 million in the third quarter 2009. Net interest income improved to $99.6 million in the fourth quarter 2009, up from $59.1 million for the fourth quarter 2008, and from $87.4 million in the third quarter 2009. Net interest margin (on a tax equivalent basis) was 3.48 percent for the fourth quarter 2009, compared to 2.62 percent for the fourth quarter 2008, and 3.09 percent in the third quarter 2009. Net interest margin continued to improve on the repricing of deposits, an increase in demand deposits, improved loan pricing, and the contribution from the former Founders Bank business.

Non-interest income was $14.3 million in the fourth quarter 2009, compared to $11.6 million in the fourth quarter 2008, and $12.9 million in the third quarter 2009. The increase in non-interest income during the fourth quarter was primarily due to capital markets products and mortgage banking contributions. Capital markets activities for the fourth quarter 2009 resulted in revenue of $2.4 million, including a $796,000 credit valuation adjustment, as compared to $4.8 million in the fourth quarter 2008, and a negative revenue position of $322,000 in the third quarter 2009, including a $2.4 million negative credit valuation adjustment. Mortgage banking income was $2.2 million in the fourth quarter 2009, compared to $622,000 for the fourth quarter 2008, and $1.8 million in the third quarter 2009. Treasury management income was $3.4 million in the fourth quarter 2009, compared to $1.1 million in the fourth quarter 2008, and $3.1 million in the third quarter 2009. Banking and other services income was $1.9 million in the fourth quarter 2009, including a $4.2 million loss on loan dispositions, compared to $1.3 million in the fourth quarter 2008, and $4.1 million in the third quarter 2009.

The PrivateWealth Group’s fee revenue was $4.1 million in the fourth quarter 2009, compared to $4.1 million both in the fourth quarter 2008 and in the third quarter 2009. The PrivateWealth Group’s assets under management at December 31, 2009, were $4.0 billion, compared with $3.3 billion at December 31, 2008, and $4.0 billion at September 30, 2009.

4

Expenses

Non-interest expense was $68.5 million in the fourth quarter. This compares to $54.9 million in the fourth quarter 2008 and $56.8 million in the third quarter 2009. Expenses increased by $11.7 million from the third quarter 2009 primarily due to an increase of $7.8 million in salaries and benefits. Third quarter salary and benefits expenses included the reversal of incentive compensation accruals. During the fourth quarter 2009, headcount increased slightly as the Company continued to invest in its infrastructure, particularly in the risk management area.

Additionally, loan and collection expenses were $4.5 million, compared to $1.4 million in the third quarter, due to increased credit costs associated with non-performing assets in the fourth quarter 2009. Offsetting the increase was a $644,000 decrease in net foreclosed property expenses.

The efficiency ratio was 59.7 percent in the fourth quarter 2009 compared to 76.6 percent in the fourth quarter 2008 and 56.2 percent in the third quarter 2009. The efficiency ratio improved year-over-year as the Company realized the benefits of investments made in people and infrastructure.

Capital

As of December 31, 2009, the Company had a total risk-based capital ratio at 14.70 percent and Tier 1 risk-based capital ratio at 12.33 percent, exceeding the well-capitalized thresholds of 10 percent and 6 percent, respectively. The Company raised $194 million in new capital through a common stock offering during the fourth quarter and does not foresee the need to raise additional capital in the near term.

The Company’s tangible common equity ratio at December 31, 2009, was 7.41 percent.

Quarterly Conference Call and Webcast Presentation

Interested parties are invited to listen to our quarterly conference call on Monday, January 25, 2010, at 10 a.m. CST. The call may be accessed by telephone at (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International). A live webcast of the call can be accessed on our website at www.theprivatebank.com by visiting the Investor Relations tab under the About Us section. A rebroadcast of the call will be available beginning approximately two hours after the call until midnight on February 1, 2010, by calling (800) 642-1687 (U.S. and Canada) or (706) 645-9291 (International) and entering passcode #49424957.

About PrivateBancorp, Inc.

PrivateBancorp, Inc. is a growing diversified financial services company with 34 offices in 10 states and $12.1 billion in assets as of December 31, 2009. Through its subsidiaries, PrivateBancorp delivers customized business and personal financial services to middle-market commercial and commercial real estate companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. Our website is www.theprivatebank.com.

5

Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, credit quality and the need to increase our allowance for loan losses; unforeseen difficulties and higher than expected costs associated with our growth; unforeseen difficulties in integrating new hires; inability to retain top management personnel; insufficient liquidity or funding sources; the failure to obtain on terms acceptable to us, or at all, the capital necessary to maintain our regulatory capital ratios above the “well-capitalized” threshold; slower than anticipated growth of the Company’s business or unanticipated business declines, including as a result of continuing negative economic conditions; fluctuations in market rates of interest and loan and deposit pricing in the Company’s market areas; the effect of margin pressure on the Company’s earnings; legislative or regulatory changes, particularly changes in the regulation of financial services companies and/or the products and services offered by financial services companies and regulation of banks participating in the TARP Capital Purchase Program; the regulatory examination environment and trends in regulatory enforcement actions; unforeseen difficulties relating to the acquisition and integration of businesses acquired in purchase and assumption transactions; further deterioration in asset quality; any additional charges related to asset impairments including impairment of deferred tax and goodwill assets; adverse developments in the Company’s loan or investment portfolios; failure to improve operating efficiencies through expense controls; competition; and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.

Editor’s Note: Financial highlights attached.

6

Consolidated Income Statements
Unaudited
(Amounts in thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Interest Income
Loans, including fees	$115,140	$107,370	$411,830	$367,104
Federal funds sold and other short-term investments	340	488	1,112	1,145
Securities:
Taxable	15,672	10,754	58,663	28,657
Exempt from Federal income taxes	1,672	2,025	7,107	8,477

Total interest income	132,824	120,637	478,712	405,383

Interest Expense
Interest-bearing deposits	848	285	2,646	1,515
Savings deposits and money market accounts	9,022	11,579	29,635	48,880
Brokered and other time deposits	13,959	36,405	79,335	126,316
Short-term borrowings	1,613	3,416	8,094	12,787
Long-term debt	7,820	9,805	34,018	25,490

Total interest expense	33,262	61,490	153,728	214,988

Net interest income	99,562	59,147	324,984	190,395
Provision for loan and covered asset losses	70,077	119,250	199,419	189,579

Net Interest Income (Expense) after provision for loan and covered asset losses	29,485	(60,103)	125,565	816

Non-interest Income
The PrivateWealth Group	4,081	4,140	15,459	16,968
Mortgage banking	2,243	622	8,930	4,158
Capital markets products	2,409	4,767	17,150	11,049
Treasury management	3,366	1,086	10,148	2,369
Bank owned life insurance	442	501	1,728	1,809
Banking and other services	1,918	1,297	11,659	4,453
Net securities (losses) gains	(149)	(770)	7,381	510
Early extinguishment of debt	-	-	(985)	-

Total non-interest income	14,310	11,643	71,470	41,316

Non-interest Expense
Salaries and employee benefits	31,020	28,219	123,653	116,678
Net occupancy expense	7,039	4,543	26,170	17,098
Technology and related costs	3,503	2,019	10,599	6,310
Marketing	3,568	2,781	9,843	10,425
Professional fees	5,562	4,714	16,327	13,954
Investment manager expenses	576	690	2,322	3,299
Net foreclosed property expenses	1,810	4,605	5,675	6,217
Supplies and printing	436	461	1,465	1,627
Postage, telephone, and delivery	855	563	3,060	2,226
Insurance	5,015	2,341	22,607	7,408
Amortization of intangibles	536	267	1,737	1,164
Loan and collection	4,526	1,456	9,617	3,023
Other expenses	4,082	2,244	14,340	6,696

Total non-interest expense	68,528	54,903	247,415	196,125

Loss before income taxes	(24,733)	(103,363)	(50,380)	(153,993)
Income tax benefit	(9,556)	(40,783)	(20,564)	(61,357)

Net loss	(15,177)	(62,580)	(29,816)	(92,636)
Net income attributable to noncontrolling interests	64	53	247	309

Net loss attributable to controlling interests	(15,241)	(62,633)	(30,063)	(92,945)
Preferred stock dividends and discount accretion	3,389	146	12,443	546

Net loss available to common stockholders	$(18,630)	$(62,779)	$(42,506)	$(93,491)

Per Common Share Data
Basic	$(0.30)	$(1.98)	$(0.95)	$(3.16)
Diluted	$(0.30)	$(1.98)	$(0.95)	$(3.16)
Dividends	$0.01	$0.075	$0.04	$0.30
Weighted average common shares outstanding	61,608	31,733	44,516	29,553
Diluted average common shares outstanding	61,608	31,733	44,516	29,553

Note 1: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Note 2: For the three months and year ended December 31, 2008 and 2009 diluted shares are equal to basic shares due to the net loss. The calculation of diluted earnings per share results in anti-dilution.

Quarterly Consolidated Income Statements
Unaudited
(Amounts in thousands except per share data)

	4Q09	3Q09	2Q09	1Q09	4Q08
Interest Income
Loans, including fees	$115,140	$107,749	$95,997	$92,944	$107,370
Federal funds sold and other short-term investments	340	323	161	288	488
Securities:
Taxable	15,672	14,799	13,646	14,546	10,754
Exempt from Federal income taxes	1,672	1,797	1,786	1,852	2,025

Total interest income	132,824	124,668	111,590	109,630	120,637

Interest Expense
Interest-bearing deposits	848	932	467	399	285
Savings deposits and money market accounts	9,022	8,013	6,036	6,564	11,579
Brokered and other time deposits	13,959	18,170	20,322	26,884	36,405
Short-term borrowings	1,613	1,649	1,844	2,988	3,416
Long-term debt	7,820	8,469	8,814	8,915	9,805

Total interest expense	33,262	37,233	37,483	45,750	61,490

Net interest income	99,562	87,435	74,107	63,880	59,147
Provision for loan and covered asset losses	70,077	90,016	21,521	17,805	119,250

Net Interest Income (Expense) after provision for loan and covered asset losses	29,485	(2,581)	52,586	46,075	(60,103)

Non-interest Income
The PrivateWealth Group	4,081	4,084	3,500	3,794	4,140
Mortgage banking	2,243	1,826	2,686	2,175	622
Capital markets products	2,409	(322)	3,830	11,233	4,767
Treasury management	3,366	3,067	2,110	1,605	1,086
Bank owned life insurance	442	444	453	389	501
Banking and other services	1,918	4,093	2,054	3,594	1,297
Net securities (losses) gains	(149)	(309)	7,067	772	(770)
Early extinguishment of debt	-	-	(985)	-	-

Total non-interest income	14,310	12,883	20,715	23,562	11,643

Non-interest Expense
Salaries and employee benefits	31,020	23,212	34,300	35,121	28,219
Net occupancy expense	7,039	7,004	6,067	6,060	4,543
Technology and related costs	3,503	2,565	1,967	2,564	2,019
Marketing	3,568	2,500	1,933	1,842	2,781
Professional fees	5,562	5,759	2,492	2,514	4,714
Investment manager expenses	576	581	556	609	690
Net foreclosed property expenses	1,810	2,454	967	444	4,605
Supplies and printing	436	295	392	342	461
Postage, telephone, and delivery	855	803	821	581	563
Insurance	5,015	4,603	9,157	3,832	2,341
Amortization of intangibles	536	547	325	329	267
Loan and collection	4,526	1,388	1,838	1,865	1,456
Other expenses	4,082	5,124	3,180	1,954	2,244

Total non-interest expense	68,528	56,835	63,995	58,057	54,903

(Loss) income before income taxes	(24,733)	(46,533)	9,306	11,580	(103,363)
Income tax (benefit) provision	(9,556)	(18,789)	3,372	4,409	(40,783)

Net (loss) income	(15,177)	(27,744)	5,934	7,171	(62,580)
Net income attributable to noncontrolling interests	64	66	57	60	53

Net (loss) income attributable to controlling interests	(15,241)	(27,810)	5,877	7,111	(62,633)
Preferred stock dividends and discount accretion	3,389	3,385	3,399	2,270	146

Net (loss) income available to common stockholders	$(18,630)	$(31,195)	$2,478	$4,841	$(62,779)

Per Common Share Data
Basic	$(0.30)	$(0.68)	$0.06	$0.15	$(1.98)
Diluted	$(0.30)	$(0.68)	$0.06	$0.14	$(1.98)
Dividends	$0.01	$0.01	$0.01	$0.01	$0.075
Weighted average common shares outstanding	61,608	46,047	38,015	32,030	31,733
Diluted average common shares outstanding	61,608	46,047	39,795	34,304	31,733

Note 1: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Note 2: For the fourth quarter 2008 and the third and fourth quarter 2009 diluted shares are equal to basic shares due to the net loss. The calculation of diluted earnings per share during those periods results in anti-dilution.

Consolidated Balance Sheets
Unaudited
(Dollars in thousands)

	12/31/09	09/30/09	06/30/09	03/31/09	12/31/08
	unaudited	unaudited	unaudited	unaudited	unaudited
Assets
Cash and due from banks	$320,160	$199,703	$99,088	$96,712	$131,848
Fed funds sold and other short-term investments	218,935	332,188	393,953	83,626	98,387
Loans held for sale	28,363	19,000	23,825	11,298	17,082
Securities available-for-sale, at fair value	1,569,541	1,648,313	1,443,648	1,385,244	1,425,564
Non-marketable equity investments	29,413	30,681	28,586	28,035	27,213

Loans, excluding covered assets and net of unearned fees	9,073,474	9,028,456	8,728,926	8,483,641	8,036,807
Allowance for loan losses	(221,688)	(192,791)	(140,088)	(127,011)	(112,672)

Loans, net of allowance for loan losses and unearned fees	8,851,786	8,835,665	8,588,838	8,356,630	7,924,135

Covered assets	502,034	530,059	-	-	-
Allowance for covered assets losses	(2,764)	-	-	-	-

Covered assets, net of allowance for covered assets	499,270	530,059	-	-	-

Other real estate owned	41,497	36,705	29,236	28,703	23,823
Premises, furniture, and equipment, net	41,344	32,870	33,162	33,179	34,201
Accrued interest receivable	35,562	35,862	30,867	30,627	34,282
Investment in bank owned life insurance	47,666	47,225	46,780	46,327	45,938
Goodwill	94,671	94,683	95,045	95,045	95,045
Other intangible assets	18,485	19,021	5,890	6,215	6,544
Derivative assets	71,540	83,784	66,921	94,214	74,999
Other assets	191,200	136,825	103,511	79,859	101,476

Total assets	$12,059,433	$12,082,584	$10,989,350	$10,375,714	$10,040,537

Liabilities
Demand deposits:
Non-interest bearing	$1,840,900	$1,565,492	$1,243,453	$954,311	$711,693
Interest bearing	752,728	589,298	535,374	428,529	232,099
Savings deposits and money market accounts	4,080,824	4,057,382	3,129,384	3,021,268	2,798,882
Brokered deposits (1)	1,566,139	1,606,823	1,943,065	1,740,960	2,654,768
Other time deposits	1,678,172	1,741,783	1,426,874	1,671,520	1,599,014

Total deposits	9,918,763	9,560,778	8,278,150	7,816,588	7,996,456
Short-term borrowings	214,975	690,352	892,706	834,466	654,765
Long-term debt	533,023	618,173	606,793	710,793	618,793
Accrued interest payable	9,673	12,051	18,809	23,775	37,623
Derivative liabilities	71,958	85,097	65,844	91,911	76,497
Other liabilities	75,425	47,614	47,670	31,953	50,837

Total liabilities	10,823,817	11,014,065	9,909,972	9,509,486	9,434,971

Stockholders’ Equity
Preferred stock	237,487	237,145	236,808	294,546	58,070
Common stock	70,444	46,593	46,548	32,543	32,468
Treasury stock	(18,489)	(18,427)	(18,223)	(17,338)	(17,285)
Additional paid-in-capital	940,338	767,579	761,068	495,811	482,347
Retained earnings	(22,093)	(2,748)	28,896	26,875	22,365
Accumulated other comprehensive income, net	27,896	38,161	24,131	33,698	27,568

Controlling interest stockholders’ equity	1,235,583	1,068,303	1,079,228	866,135	605,533

Noncontrolling interests	33	216	150	93	33

Total stockholders’ equity	1,235,616	1,068,519	1,079,378	866,228	605,566

Total liabilities and stockholders’ equity	$12,059,433	$12,082,584	$10,989,350	$10,375,714	$10,040,537

Note 1: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

(1)	Computed as the sum of traditional brokered deposits, client CDARs and non-client CDARs. Client CDARs for the fourth quarter 2008 through the fourth quarter 2009 were $679.0 million, $865.7 million, $1.0 billion, $981.7 million, and $979.7 million and are included in client deposits.

Selected Financial Data Unaudited (Amounts in thousands except per share data)

4Q09	3Q09	2Q09	1Q09	4Q08

Selected Statement of Income Data:
Net interest income	$99,562	$87,435	$74,107	$63,880	$59,147
Net revenue (1)	$114,802	$101,155	$95,821	$88,288	$71,707
Operating profit (2)	$46,274	$44,320	$31,826	$30,231	$16,804
(Loss) income before taxes	$(24,733)	$(46,533)	$9,306	$11,580	$(103,363)
Net (loss) income available to common stockholders	$(18,630)	$(31,195)	$2,478	$4,841	$(62,779)

Per Common Share Data:
Basic earnings per share	$(0.30)	$(0.68)	$0.06	$0.15	$(1.98)
Diluted earnings per share (3)	$(0.30)	$(0.68)	$0.06	$0.14	$(1.98)
Dividends	$0.01	$0.01	$0.01	$0.01	$0.075
Book value (period end) (4)	$13.99	$17.48	$17.74	$16.96	$16.31
Tangible book value (period end) (5)	$12.41	$15.09	$15.62	$13.96	$13.28
Market value (close)	$8.97	$24.46	$22.24	$14.46	$32.46
Book value multiple	0.64	x	1.40	x	1.25	x	0.85	x	1.99	x

Share Data:
Weighted Average Common Shares Outstanding	61,608	46,047	38,015	32,030	31,733
Diluted Average Common Shares Outstanding (3)	61,608	46,047	39,795	34,304	31,733
Common shares issued (at period end)	71,869	48,104	48,015	34,180	34,043
Common shares outstanding (at period end)	71,332	47,574	47,493	33,702	33,568

Performance Ratios:
Return on average assets	-0.50%	-0.94%	0.23%	0.29%	-2.63%
Return on average common equity	-7.96%	-14.51%	1.45%	3.48%	-45.11%
Net interest margin (6)	3.48%	3.09%	2.99%	2.68%	2.62%
Fee revenue as a percent of total revenue (7)	12.68%	13.11%	16.49%	26.29%	17.35%
Non-interest income to average assets	0.47%	0.43%	0.80%	0.95%	0.49%
Non-interest expense to average assets	2.26%	1.91%	2.47%	2.34%	2.31%
Net overhead ratio (8)	1.79%	1.48%	1.67%	1.39%	1.82%
Efficiency ratio (9)	59.69%	56.19%	66.79%	65.76%	76.57%

Selected Financial Condition Data:
The Private Wealth Group assets under management	$3,983,623	$4,008,268	$3,171,697	$3,164,158	$3,261,061

Balance Sheet Ratios:
Loans to Deposits (period end)	91.48%	94.43%	105.45%	108.53%	100.50%

Average interest-earning assets to average interest-bearing liabilities	127.44%	122.93%	120.58%	115.10%	112.30%

Capital Ratios (period end):
Total equity to total assets	10.25%	8.84%	9.82%	8.35%	6.03%
Total risk-based	14.70%	13.40%	14.40%	12.63%	10.32%
Tier-1 risk-based	12.33%	11.01%	11.95%	10.13%	7.24%
Leverage	11.23%	9.94%	11.67%	9.79%	7.17%
Tangible common equity to tangible assets (10)	7.41%	6.00%	6.81%	4.58%	4.49%

(1)	Computed as the sum of net interest income on a tax equivalent basis and non-interest income. The quarterly tax equivalent adjustments for the fourth quarter 2008 through the fourth quarter 2009 were $917,000, $846,000, $999,000, $837,000, and $930,000, respectively.
(2)	Computed as the sum of net interest income on a tax equivalent basis and non-interest income, less non-interest expense. The quarterly tax equivalent adjustments for the fourth quarter 2008 through the fourth quarter 2009 were $917,000, $846,000, $999,000, $837,000, and $930,000, respectively.
(3)	For the fourth quarter 2008 and the third and fourth quarters 2009, diluted shares are equal to basic shares due to the net loss. The calculation of diluted earnings per share results in anti-dilution for the fourth quarter 2008 and the third and fourth quarters 2009.
(4)	Computed as total common equity divided by outstanding shares at end of period.
(5)	Computed as total common equity less goodwill and other intangibles divided by outstanding shares at end of period. This is a non-GAAP financial measure.
(6)	The quarterly tax equivalent adjustments for the fourth quarter 2008 through the fourth quarter 2009 were $917,000, $846,000, $999,000, $837,000, and $930,000, respectively.
(7)	Computed as non-interest income less acquisition related gains, securities gains (losses), net and early extinguishment of debt divided by the sum of net interest income and non-interest income less acquisition related gains, securities gains (losses), net and early extinguishment of debt.
(8)	Computed as non-interest expense less non-interest income divided by average total assets.
(9)	Computed as non-interest expense divided by the sum of net interest income on a tax equivalent basis and non-interest income. The quarterly tax equivalent adjustments for the fourth quarter 2008 through the fourth quarter 2009 were $917,000, $846,000 $999,000, $837,000, and $930,000, respectively.
(10)	Computed as tangible common equity divided by tangible assets, where tangible common equity equals total equity less preferred stock, goodwill and other intangible assets and tangible assets equals total assets less goodwill and other intangible assets. This is a non-GAAP financial measure.

Loan Composition (excluding covered assets(1)) Unaudited (Dollars in thousands)

	12/31/09	09/30/09	06/30/09	03/31/09	12/31/08
Commercial and Industrial	$3,820,698	$3,888,744	$3,682,155	$3,531,439	$3,437,130
Owner-Occupied CRE	835,913	765,489	899,315	872,656	538,688

Total Commercial Loans	4,656,611	4,654,233	4,581,470	4,404,095	3,975,818

Commercial Real Estate	2,293,996	2,169,209	1,954,692	1,825,805	1,980,271
Multi-family CRE	521,001	466,098	492,896	520,455	403,690

Total CRE Loans	2,814,997	2,635,307	2,447,588	2,346,260	2,383,961

Construction	719,224	874,970	867,660	837,952	815,150
Residential Real Estate	319,463	316,795	319,762	332,736	328,138
Home Equity	220,025	214,630	215,087	205,872	191,934
Personal	343,154	332,521	297,359	356,726	341,806

Total Loans	$9,073,474	$9,028,456	$8,728,926	$8,483,641	$8,036,807

Commercial Real Estate and Construction Loans Portfolio by Collateral Type

	12/31/09		09/30/09		12/31/08
	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial Real Estate Portfolio
Land	$400,261	14%	$408,177	15%	$475,802	20%
Residential 1-4 Family	192,695	7%	252,113	10%	163,438	7%
Multi-Family 5+	521,001	19%	466,098	18%	403,690	17%
Industrial/Warehouse	316,899	11%	289,307	11%	268,962	11%
Office	410,131	14%	386,514	15%	441,929	19%
Retail	419,115	15%	341,233	13%	357,844	15%
Health Care	49,337	2%	50,184	2%	28,706	1%
Mixed Use/Other	505,558	18%	441,681	16%	243,590	10%

Total Commercial Real Estate	$2,814,997	100%	$2,635,307	100%	$2,383,961	100%

Construction Portfolio
Land	$91,207	13%	$195,644	22%	$29,790	4%
Residential 1-4 Family	61,854	9%	88,765	10%	216,384	27%
Multi-Family 5+	131,001	18%	156,451	18%	44,893	5%
Industrial/Warehouse	31,461	4%	13,778	2%	-	0%
Office	112,946	16%	48,711	6%	-	0%
Retail	127,356	18%	123,959	14%	38,508	5%
Mixed Use/Other	163,399	22%	247,662	28%	485,575	59%

Total Construction	$719,224	100%	$874,970	100%	$815,150	100%

(1)	Covered assets represent assets acquired from the FDIC subject to a loss sharing agreement and are presented separately on the Consolidated Balance Sheets.

Asset Quality (excluding covered assets(1)) Unaudited (Dollars in thousands)

	4Q09	3Q09	2Q09	1Q09	4Q08

Credit Quality Key Ratios:
Net charge-offs to average loans	1.80%	1.67%	0.39%	0.17%	5.49%
Total non-performing loans to total loans	4.36%	3.99%	2.10%	1.92%	1.64%
Total non-performing assets to total assets	3.62%	3.28%	1.94%	1.85%	1.55%
Nonaccrual loans to:
total loans	4.36%	3.99%	2.10%	1.92%	1.64%
total assets	3.28%	2.98%	1.67%	1.57%	1.31%
Allowance for loan losses to:
total loans	2.44%	2.14%	1.60%	1.50%	1.40%
non-performing loans	56%	54%	76%	78%	85%
nonaccrual loans	56%	54%	76%	78%	85%

Non-performing assets:
Loans past due 90 days and accruing	$0	$0	$0	$0	$0
Nonaccrual loans	395,447	359,918	183,526	162,896	131,919
OREO	41,497	36,705	29,236	28,703	23,823

Total non-performing assets	$436,944	$396,623	$212,762	$191,599	$155,742

Nonaccrual Loans Stratification

	$5.0 Million or More	$3.0 Million to $4.9 Million	$1.5 Million to $2.9 Million	Under $1.5 Million	Total
As of December 31, 2009
Amount:
Commercial	$46,176	$-	$4,092	$19,078	$69,346
Commercial real estate	51,425	15,186	60,028	44,410	171,049
Construction	41,772	27,690	24,590	19,770	113,822
Residential real estate	-	3,265	2,959	8,257	14,481
Personal and home equity	5,031	7,419	4,998	9,301	26,749

Total	$144,404	$53,560	$96,667	$100,816	$395,447

Number of borrowers:
Commercial	3	-	2	51	56
Commercial real estate	6	4	28	88	126
Construction	4	7	11	38	60
Residential real estate	-	1	1	23	25
Personal and home equity	1	2	3	39	45

Total	14	14	45	239	312

As of September 30, 2009
Amount:
Commercial	$44,977	$-	$13,679	$14,152	$72,808
Commercial real estate	50,610	14,099	39,917	40,812	145,438
Construction	54,979	23,049	22,605	18,243	118,876
Residential real estate	-	3,300	5,089	3,510	11,899
Personal and home equity	-	3,000	1,544	6,353	10,897

Total	$150,566	$43,448	$82,834	$83,070	$359,918

Number of borrowers:
Commercial	4	-	6	50	60
Commercial real estate	6	4	19	78	107
Construction	5	6	11	36	58
Residential real estate	-	1	2	13	16
Personal and home equity	-	1	1	30	32

Total	15	12	39	207	273

(1)	Covered assets represent assets acquired from the FDIC subject to a loss sharing agreement and are presented separately on the Consolidated Balance Sheets. Covered assets are included as a component of total assets in calculations above.

Loan Portfolio Aging (excluding covered assets(1)) Unaudited (Dollars in thousands)

As of December 31, 2009	Current	30-59 Days Past Due	60-89 Days Past Due	90 Days Past Due	Nonaccrual	Total Loans
Loan balances:
Commercial	$4,563,883	$13,427	$9,955	$0	$69,346	$4,656,611
Commercial real estate	2,589,327	23,983	30,638	-	171,049	2,814,997
Construction	601,260	3,391	751	-	113,822	719,224
Residential real estate	299,158	4,170	1,654	-	14,481	319,463
Personal and home equity	521,738	6,097	8,595	-	26,749	563,179

Total loans	$8,575,366	$51,068	$51,593	$0	$395,447	$9,073,474

Aging as a percent of loan balance:
Commercial	98.01%	0.29%	0.21%	0.00%	1.49%	100.00%
Commercial real estate	91.98%	0.85%	1.09%	0.00%	6.08%	100.00%
Construction	83.60%	0.47%	0.10%	0.00%	15.83%	100.00%
Residential real estate	93.64%	1.31%	0.52%	0.00%	4.53%	100.00%
Personal and home equity	92.64%	1.08%	1.53%	0.00%	4.75%	100.00%

Total loans	94.51%	0.56%	0.57%	0.00%	4.36%	100.00%

	4Q09	3Q09	2Q09	1Q09	4Q08

Nonaccrual loans:
Commercial	$69,346	$72,808	$25,442	$19,017	$11,735
Commercial Real Estate	171,049	145,438	72,621	55,238	48,143
Construction	113,822	118,876	64,849	66,067	63,305
Residential Real Estate	14,481	11,899	8,913	8,138	6,829
Personal and Home Equity	26,749	10,897	11,701	14,436	1,907

Total	$395,447	$359,918	$183,526	$162,896	$131,919

Nonaccrual loans as a percent of total loan type:
Commercial	1.49%	1.56%	0.56%	0.43%	0.30%
Commercial Real Estate	6.08%	5.52%	2.97%	2.35%	2.02%
Construction	15.83%	13.59%	7.47%	7.88%	7.77%
Residential Real Estate	4.53%	3.76%	2.79%	2.45%	2.08%
Personal and Home Equity	4.75%	1.99%	2.28%	2.57%	0.36%

Total	4.36%	3.99%	2.10%	1.92%	1.64%

Loans past due 60-89 days and still accruing:
Commercial	$9,955	$1,588	$228	$1,355	$2,874
Commercial Real Estate	30,638	23,245	24,491	2,138	1,773
Construction	751	10,962	7,076	3,554	1,060
Residential Real Estate	1,654	-	2,888	-	-
Personal and Home Equity	8,595	3,087	4,698	471	246

Total	$51,593	$38,882	$39,381	$7,518	$5,953

Loans past due 60-89 days and still accruing as a percent of total loan type:
Commercial	0.21%	0.03%	0.00%	0.03%	0.07%
Commercial Real Estate	1.09%	0.88%	1.00%	0.09%	0.07%
Construction	0.10%	1.25%	0.82%	0.42%	0.13%
Residential Real Estate	0.52%	-	0.90%	-	-
Personal and Home Equity	1.53%	0.56%	0.92%	0.08%	0.05%

Total	0.57%	0.43%	0.45%	0.09%	0.07%

Loans past due 30-59 days and still accruing:
Commercial	$13,427	$4,424	$4,022	$22,598	$9,186
Commercial Real Estate	23,983	18,005	11,050	53,743	7,340
Construction	3,391	2,541	3,936	3,642	8,106
Residential Real Estate	4,170	1,431	-	5,606	3,485
Personal and Home Equity	6,097	3,877	1,007	7,333	1,334

Total	$51,068	$30,278	$20,015	$92,922	$29,451

Loans past due 30-59 days and still accruing as a percent of total loan type:
Commercial	0.29%	0.10%	0.09%	0.51%	0.23%
Commercial Real Estate	0.85%	0.68%	0.45%	2.29%	0.31%
Construction	0.47%	0.29%	0.45%	0.43%	0.99%
Residential Real Estate	1.31%	0.45%	-	1.68%	1.06%
Personal and Home Equity	1.08%	0.71%	0.20%	1.30%	0.25%

Total	0.56%	0.34%	0.23%	1.10%	0.37%

(1)	Covered assets represent assets acquired from the FDIC subject to a loss sharing agreement and are presented separately on the Consolidated Balance Sheets. Covered assets are included as a component of total assets in calculations above.

Allowance for Loan Losses (excluding covered assets(1)) Unaudited (Dollars in thousands)

	4Q09	3Q09	2Q09	1Q09	4Q08
Change in allowance for loan losses:
Balance at beginning of period	$192,791	$140,088	$127,011	$112,672	$102,223
Loans charged off:
Commercial	$(11,082)	$(13,065)	$(2,220)	$(5,377)	$(11,184)
Commercial Real Estate	(13,120)	(13,772)	(428)	(246)	(45,240)
Construction	(14,438)	(6,928)	(1,507)	(598)	(47,555)
Residential Real Estate	(970)	(475)	(50)	-	(2,385)
Home Equity	(805)	(100)	(262)	(19)	(1,782)
Personal	(1,086)	(5,802)	(8,113)	(797)	(1,313)

Total loans charged off	(41,501)	(40,142)	(12,580)	(7,037)	(109,459)

Recoveries:
Commercial	$410	$1,060	$1,329	$1,190	$174
Commercial Real Estate	126	676	462	496	3
Construction	240	1,026	1,950	1,840	474
Residential Real Estate	12	-	138	2	-
Home Equity	52	1	11	10	1
Personal	34	66	246	33	6

Total recoveries:	874	2,829	4,136	3,571	658

Total net loan charge-offs	(40,627)	(37,313)	(8,444)	(3,466)	(108,801)
Provision	69,524	90,016	21,521	17,805	119,250

Balance at end of period	$221,688	$192,791	$140,088	$127,011	$112,672

Allocation of allowance for loan losses:
General allocated reserve:
Commercial	$43,350	$59,118	$46,449	$47,258	$39,524
Commercial Real Estate	77,223	44,745	36,880	37,026	31,625
Construction	23,581	41,222	34,710	30,429	27,231
Residential Real Estate	3,635	2,009	1,468	1,443	1,294
Home Equity	2,862	1,582	1,224	1,220	1,000
Personal	5,277	2,084	1,810	1,540	1,527

Total general allocated	$155,928	$150,760	$122,541	$118,916	$102,201
Specific reserve	65,760	42,031	16,847	7,460	330
Unallocated reserve	-	-	700	635	10,141

Total	$221,688	$192,791	$140,088	$127,011	$112,672

Allocation of reserve by a percent of total allowance for loan losses:
General allocated reserve:
Commercial	20%	31%	33%	37%	35%
Commercial Real Estate	35%	23%	26%	29%	28%
Construction	10%	21%	25%	24%	24%
Residential Real Estate	2%	1%	1%	1%	1%
Home Equity	1%	1%	1%	1%	1%
Personal	2%	1%	1%	1%	2%

Total general allocated	70%	78%	87%	93%	91%
Specific reserve	30%	22%	13%	6%	-
Unallocated reserve	-	-	-	1%	9%

Total	100%	100%	100%	100%	100%

Allowance for loan losses to:
total loans	2.44%	2.14%	1.60%	1.50%	1.40%
non-performing loans	56%	54%	76%	78%	85%
nonaccrual loans	56%	54%	76%	78%	85%

(1)	Covered assets represent assets acquired from the FDIC subject to a loss sharing agreement and are presented separately on the Consolidated Balance Sheets. Covered assets are included as a component of total assets in calculations above.

Deposits Unaudited (Dollars in thousands)

	12/31/09	09/30/09	06/30/09	03/31/09	12/31/08
Non-interest bearing deposits	$1,840,900	$1,565,492	$1,243,453	$954,311	$711,693
Interest-bearing deposits	752,728	589,298	535,374	428,529	232,099
Savings deposits	141,614	135,937	19,852	16,745	15,644
Money market accounts	3,939,210	3,921,445	3,109,532	3,004,523	2,783,238
Brokered deposits:
Traditional brokered deposits	389,590	453,759	708,802	768,488	1,481,762
Client CDARS	979,728	981,677	1,047,082	865,656	678,958
Non-client CDARS	196,821	171,387	187,181	106,816	494,048

Total brokered deposits	1,566,139	1,606,823	1,943,065	1,740,960	2,654,768
Other time deposits	1,678,172	1,741,783	1,426,874	1,671,520	1,599,014

Total deposits	$9,918,763	$9,560,778	$8,278,150	$7,816,588	$7,996,456

Client deposits (1)	$9,332,352	$8,935,632	$7,382,167	$6,941,284	$6,020,646

(1)	Client deposits are equal to total deposits less brokered deposits plus client CDARSTM.

n/m Not meaningful

Net Interest Margin Unaudited (Dollars in thousands)

	Three Months Ended December 31,
	2009			2008
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Assets:
Fed funds sold and other short-term investments	$335,990	$340	0.40%	$119,711	$488	1.61%
Securities:
Taxable	1,424,474	15,672	4.40%	912,965	10,754	4.71%
Tax exempt	159,021	2,602	6.55%	179,685	2,941	6.55%

Total securities	1,583,495	18,274	4.62%	1,092,650	13,695	5.01%

Loans:
Commercial, Construction & CRE	8,111,383	89,518	4.36%	7,023,689	96,904	5.44%
Residential	335,005	4,282	5.11%	335,117	4,770	5.69%
Private Client	531,955	5,191	3.87%	489,086	5,696	4.62%

Total loans (1)	8,978,343	98,991	4.36%	7,847,892	107,370	5.40%

Covered assets	513,038	16,149	12.34%	-	-	-

Total earning assets	$11,410,866	$133,754	4.63%	$9,060,253	$121,553	5.30%

Cash and due from banks	269,436			141,128
Allowance for loan losses	(190,482)			(104,510)
Other assets	550,547			338,520

Total assets	$12,040,367			$9,435,391

Liabilities and Stockholders’ Equity:
Interest-bearing demand deposits	$628,760	$848	0.54%	$166,636	$285	0.68%
Savings deposits	138,211	283	0.81%	15,912	46	1.14%
Money market accounts	4,024,286	8,739	0.86%	2,595,014	11,533	1.76%
Time deposits	1,727,566	7,384	1.70%	1,606,006	13,191	3.26%
Brokered deposits	1,572,292	6,575	1.66%	2,600,547	23,214	3.54%

Total interest-bearing deposits	8,091,115	23,829	1.17%	6,984,115	48,269	2.74%
Short term borrowings	306,347	1,613	2.06%	478,892	3,416	2.79%
Long term debt	556,126	7,820	5.58%	604,554	9,805	6.35%

Total interest-bearing liabilities	8,953,588	33,262	1.47%	8,067,561	61,490	3.01%

Non-interest bearing demand deposits	1,770,036			637,013
Other liabilities	150,476			120,658
Stockholders’ equity	1,166,267			610,159

Total liabilities and stockholders’ equity	$12,040,367			$9,435,391

Net interest spread (2)			3.16%			2.29%
Effect of non interest-bearing funds			0.32%			0.33%

Net interest income/margin (3) (4)		$100,492	3.48%		$60,063	2.62%

(1)	Non-accrual loans are included in the average balances and the average annualized interest foregone on these loans was approximately $17.8 million for the quarter ended December 31, 2009 compared to approximately $5.9 million in the prior year quarter.
(2)	Yield on average interest-earning assets less rate on average interest-bearing liabilities.
(3)	Reconciliation of the effect after tax equivalent adjustment to reported net interest income:

	Three months ended December 31,
	2009	2008
Net interest income	$99,562	$59,147
Tax equivalent adjustment	930	916

Net interest income, tax equivalent basis	$100,492	$60,063

(5)	Computed as net interest income, on a tax equivalent basis, divided by average interest-earning assets.